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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 033-63359, 333-64977, 333-66419, 333-73188, 333-101282 and 333-109892
of G&K Services, Inc. and in the related Prospectus of our reports dated August 13, 2004, with respect to the consolidated financial statements and schedule of G&K Services, Inc. included in this Form 10-K for the year ended July 3, 2004.

/s/Ernst & Young  LLP
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Ernst & Young LLP

Minneapolis, Minnesota
September 14, 2004

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